Exhibit 4.11

FORM OF LETTER OF INDEMNITY
Adopted June 12, 2008

Date: ____________, 2008

To

Deed of Indemnity

WHEREAS on April 10, 2008 the Company’s audit committee decided to approve the Company’s undertaking to give an advance undertaking for indemnification of the directors and the other officers in the Company (hereinafter jointly – “Officers”), in accordance with the conditions of indemnity set forth in this deed of indemnity (hereinafter - “the Deed of Indemnity”); and

WHEREAS on April 27, 2008, the board of directors of the Company approved the aforesaid resolution (hereinafter – “the Indemnity Resolution”) and on June 12, 2008 the general meeting of the Company approved the Indemnity Resolution; and

WHEREAS you are an officer in the Company and/or in other corporations, we hereby notify you as follows:

1.
Subject to the provisions of the law, the Company will indemnify you in respect of any liability or expense as described in Paragraph 2 below, that may be imposed on you as a consequence of one or more of the following:

1.1	Your actions in your capacity as an officer of the Company;

1.2
Your actions in your capacity as an officer or the holder of any other position in any other corporation in which the Company holds rights, directly or indirectly, or is an interested party therein (hereinafter - “the Other Company”), unless fulfilling the post in the Other Company is not in connection with your function in the Company or at its request.

2.
The Indemnity Undertaking as referred to in Paragraph 1 above will apply in respect of pecuniary liability and in respect of reasonable costs of litigation, which are indemnifiable according to law, as follows:

2.1
Pecuniary liability that may be imposed on you in favor of another person pursuant to a judgment, including a judgment given in a compromise or in an arbitrator’s award that has been approved by a court (hereinafter – “Liability”), provided that the actions as mentioned in Paragraph 1 above, to which the Liability relates, pertain to one or more of the events described in the schedule to this deed, which in the opinion of the board of directors of the Company are to be foreseen in light of the Company’s actual activities at the time of giving of this undertaking, and provided that the amount of the indemnity which the Company will pay, on a cumulative basis, to all the persons entitled to indemnity in accordance with all the deeds of indemnity that will be issued to such persons in accordance with the Indemnity Resolution, in conformity with this paragraph, in respect of one or more of the events described in the schedule, does not exceed an amount equivalent to 25% (twenty-five percent) of the Company’s equity capital as set forth in the Company’s most recent consolidated financial statements prior to the applicable payment of indemnification (hereinafter – “the Maximum Amount of Indemnity in respect of Liability”)."

If and to the extent that the total of the amounts of indemnity the Company is called upon to pay in respect of liability, as mentioned above in this paragraph, should exceed the Maximum Amount of Indemnity in respect of Liability or the balance of the maximum amount in respect of pecuniary liability (as prevailing for the time being) (the Maximum Amount of Indemnity in respect of Liability or the balance thereof as aforesaid, will henceforth be referred to as: “the Balance”), the Balance will be divided amongst the Officers who are entitled to indemnity (hereinafter – “the Entitled Officers”) as follows: each of the Officers who is entitled in practice to receive a pro rata share of the Balance, according to the ratio between the amount of the indemnity due to him in respect of liability (ignoring the maximum amount that has been fixed as aforesaid) and the overall total of the amounts of indemnity in respect of liability, which will be due to all the Entitled Officers, jointly, in respect of liability (disregarding the maximum amount that has been fixed as aforesaid).

2.2
Reasonable costs of litigation, including attorneys’ fees, which you may incur as a consequence of an investigation or proceeding conducted against you by an authority competent to conduct an investigation or proceeding, and which culminates without an indictment being filed against you, and without pecuniary liability being imposed on you as an alternative for a criminal proceeding, or which culminates without the filing of an indictment against you but with the imposition of pecuniary liability as an alternative to criminal proceedings on an offence which does not require the proof of mens rea;

In this sub-paragraph –

“Culmination of a proceeding without the filing of an indictment in a matter in which a criminal investigation has been opened” – means closure of the dossier pursuant to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (hereinafter – “the Criminal Procedure Law”), or a stay of proceedings by the Attorney-General in accordance with Section 231 of the Criminal Procedure Law;

“Pecuniary liability as an alternative to criminal proceedings” – pecuniary liability imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine under the Administrative Offenses Law, 5746-1985, a fine on an offense specified as a fineable offense in accordance with the provisions of the Criminal Procedure Law, a monetary sanction or penalty;

2.3
Reasonable costs of litigation, including attorney’s fees, which you may incur or be ordered to pay by a court, in a proceeding instituted against you by the Company or another company, as the case may be, or in its name (including in the scope of a derivative claim) or by another person, or in a criminal indictment of which you are acquitted, or in a criminal indictment in which you are convicted of an offense which does not require the proof of mens rea.

3.
The Maximum Amount of Indemnity in respect of Liability is in addition to amounts that may be received from an insurance company, if received, in the scope of insurance the Company will purchase, if it purchases, and subject to the condition that the amounts that will be paid in accordance with the deeds of indemnity and the insurance shall not exceed the amount of liability as defined in Paragraph 2.1 above, plus costs of litigation as defined in Paragraphs 2.2 and 2.3 above.

4.
Upon the occurrence of an event in respect of which you are likely to be entitled to indemnity in accordance with the foregoing, the Company will, from time to time, place at your disposal the moneys required to cover the expenses and the various other payments connected with the handling of such legal proceeding or investigation, in a manner whereby you will not be required to make payment thereof or to finance same yourself, all subject to the terms and conditions and the provisions set forth in this Deed of Indemnity.

5.	Without derogating from the foregoing, the indemnity pursuant to this Deed of Indemnity is subject to the following conditions:

5.1
You will notify the Company about any legal proceeding that may be commenced against you or of any fear or threat that such proceeding may be commenced against you in connection with any event in relation to which the indemnity is likely to apply, and will do so with proper celerity after having first learned of the fact, and you will pass on to the Company or to whomever it may notify you, any document that may be served on you in connection with such proceeding.

5.2
The Company will be entitled to assume the handling of your defense against such legal proceeding and/or to entrust the aforesaid handling to any attorney the Company may select for the purpose (apart from an attorney who is not acceptable to you in reasonable circumstances). The Company and/or the attorney as aforesaid will act in the scope of the aforesaid handling in order to bring the aforesaid proceeding to a termination; the attorney who has been appointed as aforesaid will act and will owe a fiduciary duty to the Company and to you. In a situation in which a conflict of interest arises between you and the Company, the attorney will notify you to that effect and you will be entitled to take an attorney of your own and the provisions of this Deed of Indemnity will apply to expenses you may have in respect of such appointment. The Company will not agree to the making of a compromise as a consequence of which it will be called upon to pay amounts for which you will not be indemnified in accordance with this Deed of Indemnity and will also not be paid in the scope of insurance the Company has purchased, except with its prior written consent. Likewise in a case that the Company should elect to resolve the dispute by way of arbitration, it will be entitled to do so, provided that you give your prior written consent thereto, but such consent shall not be withheld except on reasonable grounds. At the Company’s request you will sign any document empowering it and/or any attorney as aforesaid to handle your defense in such proceeding in your name and to represent you in all matters connected therewith, in accordance with the foregoing.

You will cooperate with the Company and/or any attorney as mentioned above in any reasonable manner that may be required from you by either of them in the scope of their handling in connection with such legal proceeding, provided that the Company will attend to covering all your expenses which you have that may be connected with it, in a manner that you will not be called upon to pay or finance same yourself, and all subject to the contents of Paragraph 2 above.

5.3
Whether or not the Company acts in accordance with what is stated in Paragraph 5.2 above, it will attend to covering the liabilities and expenses mentioned in Paragraph 2 above, in a manner that you will not be called upon to pay or finance same yourself, all subject to the contents of Paragraph 2 above.

5.4
The indemnity in connection with any legal proceeding against you, as set forth in this Deed of Indemnity, will not apply with respect to any amount that may be due from you as a consequence of a compromise or arbitration, unless the Company agrees in writing to such compromise or to the holding of such arbitration, as the case may be.

5.5
The Company will not be called upon to make payment in accordance with this Deed of Indemnity moneys which have actually been paid to you or for you or instead of you in any manner in the scope of insurance which has been purchased by the Company or by the other company, or any indemnity obligation of any other person apart from the Company.

5.6
Should the Company place at your disposal amounts in accordance with this Deed of Indemnity in relation to which there is a possibility that you will be called upon to refund same as stated in Paragraph 5.7 below, the Company will be entitled to make the placing thereof at your disposal conditional upon an arrangement for collateral security as the Company deems fit, with the approval of the audit committee.

5.7
In the event that the Company pays you or makes payment instead of you of any amounts in the scope of this Deed of Indemnity in connection with a legal proceeding as aforesaid, and it subsequently transpires that you are not entitled to indemnity from the Company in respect of such amounts, those amounts will be deemed to be a loan which was given to you by the Company, bearing interest at the minimum rate fixed in accordance with Section 3(i) of the Income Tax Ordinance, or any other law that may come in its stead, as in force for the time being, and does not constitute a taxable benefit, and you will be obliged to repay the aforesaid amounts to the Company when called upon in writing by it to do so and in accordance with a payment arrangement as will be decided by the Company. (You must confirm your agreement in writing to this Deed of Indemnity, including your agreement to this paragraph).

6.
The Company’s obligations under this Deed of Indemnity shall remain valid in your favor also after you cease to hold office, provided that the actions in respect of which the indemnity is given were performed during the period of your holding of office, as aforesaid.

7.	In this Deed of Indemnity –

“Officer”	–
within meaning thereof under the Companies Law, 5759-1999 (“the Companies Law”), including the internal controller, the internal legal advisor and the secretary of the Company, and including any other officer to whom the Company may decide from time to time to issue a deed of indemnity pursuant to the Indemnity Resolution;

“Action” or any derivative thereof	–	including a decision and/or omission (or any derivative thereof) of an implied nature, and including your actions prior to the date of this Deed of Indemnity.

8.
The Company’s obligations pursuant to this Deed of Indemnity will be interpreted broadly and in a manner intended for the fulfillment thereof, to whatever extent is permissible according to law, for the purpose for which such obligations were intended. In the case of a contradiction between any provision in this Deed of Indemnity and the provision of a law which cannot be stipulated upon or altered or added to, the provision of the law as aforesaid will take precedence, but this will not affect or derogate from the validity of the remaining provisions of this Deed of Indemnity.

9.	The schedule to this Deed of Indemnity constitutes an integral part hereof.

10.	This Deed of Indemnity is subject to the provisions of the third chapter of the sixth part of the Companies Law.

11.
Concurrent with the issue of this Deed of Indemnity all previous deeds of indemnity that have been given to you by the Company, to the extent that same were given, are cancelled, in relation to all your actions as described in Paragraph 1 above, with effect from the date of approval of the Indemnity Resolution onwards. However, nothing in the foregoing shall prejudice or derogate from the validity of the previous deeds of indemnity that were given to you by the Company, to the extent that same were given, if such obligation is valid according to law and applies in relation to you in respect of your actions as described in Paragraph 1 above in the period preceding the approval of the Indemnity Resolution, provided that your entitlement to indemnity in respect of such liability and/or expense shall under all circumstances be only in accordance with one document amongst the previous deeds of indemnity that have been given to you, to the extent that same were given, and this Deed of Indemnity.

In witness where the Company has hereunto signed through its authorized signatories who have been duly empowered to do so.

Blue Square – Israel Ltd.

I confirm receipt of this Deed of Indemnity and confirm my agreement to the conditions thereof, including to Paragraphs 5.6 and 5.7 above.

SCHEDULE

LIST OF EVENTS

1.
Issue of securities, including, but without derogating from the generality of the foregoing, an offering of securities to the public pursuant to a prospectus, private placement, tender offer or offering of securities in any other manner.

2.
An event connected with the making of an investment by the Company before, during and after the effecting of the investment, in the course of negotiations, contractual arrangement, signature, development and monitoring the investment, including actions performed on behalf of the Company as an officer, employee or observer in the corporation in which the investment is made.

3.
A transaction or arrangement, including a transfer, sale or purchase of assets or liabilities, and including, but without derogating from the generality of the foregoing, goods, real estate, securities, or rights, or the giving or receiving of a right in any one of them and any action connected, directly or indirectly with such transaction, and including a tender offer of any sort and another transaction in securities which the Company has issued, whether or not the Company is a party thereto.

4.
A report or notice filed or submitted according to any law, including, but without derogating from the generality of the foregoing, an event arising from the fact of the Company being a public company or arising from the fact of its securities having been offered to the public, or arising from the fact of its securities being traded on a stock exchange, and including, but without derogating from the generality of the foregoing, a report or notice in accordance with the Companies Law or the Securities Law, or the tax laws including regulations or directives made pursuant thereto, or in accordance with laws or provisions that apply outside of Israel or a report or notice lodged or submitted in accordance with rules, directives or instructions customarily practiced on the stock exchange in Israel or abroad and/or failure to submit such report or notice.

5.	An act connected with voting rights in investee companies.

6.	An act connected with the management of market risks.

7.
A change in the structure of the Company or its reorganization or any resolution relating thereto, including, but without derogating from the generality of the foregoing, a merger, split, alteration of the capital of the Company, setting up of subsidiaries, winding-up or sale thereof.

8.
Action connected directly or indirectly with employer-employee relationships in the Company and/or the commercial relations of the Company, including employees, external contractors, customers, suppliers and service providers, including negotiations, entering into and implementation of personal employment agreements or collective labor agreements, benefits to employees, including the issue of securities to employees.

9.
An act connected, directly or indirectly, with the sale of products, purchase of products, import of products, operation of branches and sites of the Company, safeguarding of public health and safety instructions and provisions.

10.	An act connected with the issue or non-issue of licenses and permits for the Company’s activities.

11.	The preparation and approval of financial statements, including the passing of resolutions regarding the application of accounting rules and fresh presentation in the financial statements.

12.	An act connected with a distribution, including, for the avoidance of doubt, a buy-back by the Company of its own securities.

13.	The transfer of information that is required or permissible for transfer according to law between the Company and/or the other companies and interested parties in any of them.

14.
Remarks, statements including the expression of a position or opinion made in good faith by the Officer in the course of performing his function and by virtue of his function, and including in the framework of meetings of the board of directors or any of its committees.

15.	An act or deed on matters of planning and building, work safety, the environment and recycling, public health, consumer protection.

In this schedule:

“The Securities Law”– the Securities Law, 5728-1968;

“Security”, “transaction”, “distribution”– within the meaning thereof under Section 1 of the Companies Law;

“The Company”– including another company as defined in the Deed of Indemnity.